Exhibit 99.1

NEWS RELEASE

WINN-DIXIE STORES, INC.	5050 EDGEWOOD COURT	P.O. BOX B	JACKSONVILLE, FLORIDA	32203-0297	(904	) 783-5000

CONTACTS:	Investors	News Media
	(212) 521-4835	1-866-449-8608

NOTE: A list of each store location closed due to Hurricane Katrina with anticipated reopening timeline is available on the Winn-Dixie Web site at www.winn-dixie.com.

WINN-DIXIE PROVIDES UPDATE ON IMPACT OF HURRICANE KATRINA

102 of the 125 Stores in the Company’s New Orleans Operating Region Are Open for Business

JACKSONVILLE, FL (September 16, 2005) – Winn-Dixie Stores, Inc. (“WNDXQ”) today provided an update on the impact of Hurricane Katrina, including its progress in re-opening stores in its New Orleans operating region, which includes the New Orleans, Mobile-Pensacola, Baton Rouge, Panama City, Lafayette, Biloxi-Gulfport, Hattiesburg-Laurel, and Meridian Designated Market Areas (DMAs). President and Chief Executive Officer Peter Lynch thanked all of the Company’s Associates for their efforts in helping individuals affected by the hurricane and getting Winn-Dixie’s stores back up and running.

Winn-Dixie has 125 ongoing operating stores in its New Orleans Region, all of which were impacted by Hurricane Katrina. As of today, 102 of those stores, or 82%, are open for business. The Company is working to re-open additional stores and currently expects to re-open substantially all of the 23 stores that remain closed. The timing for doing so is being determined on a store-by-store basis, taking into account, among other things, damage assessments and repairs, the rebuilding of local infrastructure and the return of the region’s population. At this time, the Company estimates that eight of the stores that remain closed may be opened within approximately six weeks, while another three may re-open within approximately four months. The Company has not yet been able to establish a timeline for re-opening the remaining 12 stores, which, because they are located in Orleans and St. Bernard’s Parishes, have not been fully assessed by the Company.

The Company’s Hammond, Louisiana distribution center served as a shelter for many of the Company’s Associates during the storm and has continued to operate uninterrupted after the storm. The center initially utilized generator power, but had full utility power restored shortly after the storm. It continues to meet the needs of the stores it serves.

- more -

News Release No. 6006	Page 1

Mr. Lynch commented, “I am truly proud of the way our Associates have responded in the wake of Hurricane Katrina. In many places, Winn-Dixie stores were the first to open their doors to support their local communities. We are in good supply on water, ice, charcoal and other essentials, and our team is working hard to keep our shelves stocked despite disruptions in deliveries from some of our vendors. I would like to thank all of our Associates for responding as they have and taking care of our local communities.”

The Company noted that since the storm hit two-and-a-half weeks ago, sales levels in the New Orleans operating region are within 1% of sales levels in the five-week period immediately preceding the hurricane. Sales increases in the stores that are open are substantially compensating for the lost sales in the stores that are currently closed because of storm damage.

The Company’s insurance for named windstorms and floods covers losses resulting from inventory damage, property damage, power outages, preparation and cleanup expenses and civil authority closings, and also includes business interruption coverage. The Company expects to be fully covered for losses to Hurricane Katrina in excess of its $10 million annual windstorm and $5 million annual flood insurance deductibles. The impact of property and inventory losses related to the hurricane, which may exceed $100 million, is not expected to have an adverse effect on earnings in the current or future quarters due to insurance recoveries expected in excess of out-of-pocket costs. Expenditures on storm damage repair and replenishment of inventory, however, are expected to generally be required in advance of the receipt of insurance proceeds, which will negatively impact Company liquidity. The Company is preparing its claim for business interruption and other loss coverage.

About Winn-Dixie

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. For more information, please visit http://www.winn-dixie.com.

More information about Winn-Dixie’s relief efforts in the Gulf Coast and a list of store open/closed status is available on the Company’s Web site at http://www.winn-dixie.com or as follows: Customers: 1-866-WINN-DIXIE (1-866-946-6349); Media: 1-866-449-8608; Investors: (212)-521-4835.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements, particularly while the Chapter 11 cases are proceeding.

- more -

News Release No. 6006	Page 2

The impact of Hurricane Katrina on the Company’s results of operations and financial condition, generally, and more specifically on the Company’s New Orleans Region, remains uncertain. The Company’s ability to reopen stores impacted by Hurricane Katrina depends on a number of factors, including but not limited to: the restoration of local and regional infrastructure such as utilities, transportation and other public services; the Company’s ability to obtain services and materials for repair; the displacement and return of the population in effected locations; the amounts and timing of payments under the Company’s insurance coverage; the Company’s ability to finance the necessary repairs; and competitive conditions in particular markets. The Company’s ability to collect its insurance coverage is subject to, among other things, the Company’s insurers not denying coverage of claims, timing matters related to the processing and payment of claims and the solvency of the Company’s insurance carriers. Further, there can be no assurance that sales levels at the Company’s open stores in the region will continue at the heightened levels experienced since the storm.

There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the following: the Company’s ability to continue as a going concern and to create positive cash flow from operations; the ability of the Company to operate under the terms of the Company’s DIP credit facility; the Company’s ability to obtain court approval of the motions filed with the bankruptcy court from time to time in the Chapter 11 process; the Company’s ability to successfully implement key elements of its restructuring, including the sale or closure of selected retail DMAs, the sale or closure of under-performing stores in retained DMAs and the sale or closure of excess distribution and manufacturing facilities, as well as the ability to appropriately align general and administrative expenses of the resulting organization; the impact of the anticipated “going concern” qualification on the Company’s forthcoming 2005 financial statements; the ability of the Company to obtain and maintain trade credit and shipments and terms with vendors and service providers for current and future orders and to maintain in-stock positions for all of its product offerings; the ability of the Company to develop, confirm and consummate a plan or plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

In addition, the Company faces a number of risks with respect to its continuing business operations, including but not limited to: the Company’s ability to execute its strategic initiatives, including asset rationalization, store upgrades, expense reduction, brand positioning and customer service, and to fund its initiatives; the success of the Company’s initiatives to increase sales and market share, particularly in light of over two years of sustained sales declines; the Company’s ability to increase capital spending levels in the future to invest in its store base and other capital projects; the Company’s response to the entry of new competitors in its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores; and the Company’s ability to complete its assessment of internal control over financial reporting under the Sarbanes-Oxley Act of 2002 on a timely basis and without identifying any material weaknesses.

Please refer to discussions of these and other factors in this news release, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

News Release No. 6006	Page 3